Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Xenon Pharmaceuticals Inc.

We consent to the use of:

•
our report dated March 1, 2023 on the consolidated financial statements of Xenon Pharmaceuticals Inc. (the “Entity”) which comprise the consolidated balance sheets as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively the “consolidated financial statements”), and
•
our report dated March 1, 2023 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2022 each of which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2022.

We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-199860, 333-202765, 333-210050, 333-216543, 333-223497, 333-230103, 333-233758, 333-237036, 333-238895, and 333-265377) on Form S-8, and (No. 333-260010) on Form S-3ASR of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants

March 1, 2023
Vancouver, Canada